SUPPLEMENTAL RETIREMENT PENSION AGREEMENT

     THIS SUPPLEMENTAL RETIREMENT PENSION AGREEMENT dated as of April 22, 1997, by and between Dynamics Research Corporation (the "Company") and Albert Rand ("Executive").

          WITNESSETH:

     WHEREAS Executive has been employed by the Company for many years, most recently as President and Chief Executive Officer, and is eligible to retire from such employment; and

     WHEREAS the Company wishes to reward Executive for his many years of prior service by awarding him a supplemental retirement pension.

     NOW, THEREFORE, in consideration of these presents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

     1. Supplemental pension. Commencing on the sixth anniversary of Executive's retirement from his employment with the Company and continuing until Executive's death, the Company shall pay a monthly supplemental retirement benefit of Four Thousand Seven Hundred Sixty Dollars ($4,760) to Executive while he is living. The supplemental pension described in this paragraph shall be in addition to, and not in lieu of, any other benefits to which Executive may be entitled. The supplemental pension described in this paragraph shall be an unfunded obligation of the Company, payable out of its general assets, and nothing herein shall be construed as requiring the Company to establish a trust or fund or to set aside any assets to meet its obligations hereunder. Executive's rights to the supplemental pension described herein shall be no greater than those of an unsecured general creditor of the Company.

     2.  Non-competition, etc.

     2.1 During the term hereof, Executive shall not, directly or indirectly, compete with the Company, whether as a contractor, consultant, agent, partner, principal, investor, employee or otherwise. Specifically, but without limiting the generality of the foregoing, Executive agrees that he shall not, directly or indirectly solicit or encourage any customer of the Company to terminate or diminish its relationship with the Company or to conduct with himself or with any other person, organization or other entity any business or activity which such customer conducts or could conduct with the Company. Notwithstanding the foregoing, nothing herein shall prevent Consultant from owning up to 5% of the outstanding equity securities of any company traded on a national securities exchange or quoted on the NASDAQ National Market. Executive further agrees that, during the term hereof, he shall not, directly or indirectly, hire or attempt to hire any employee of the Company, assist in such hiring by any other person or entity, or encourage any such employee to terminate his or her relationship with the Company.

     2.2 Executive agrees that he will not use or disclose any Confidential Information without the prior written consent of the Chief Executive Officer of the Company. (For purposes of this Agreement, "Confidential Information" means any and all information of the Company that is not generally available to the public. Confidential Information includes but is not limited to (i) the Company's development, research and marketing activities, (ii) the Company's products and services,
(iii) the Company's costs, sources of supply and strategic plans, (iv) the identity and special needs of the Company's customers and (v) the people and organizations with whom the Company has business relation ships and those relationships. Confidential Information also includes such information as the Company may receive or has received belonging to customers or others who do business with it.)

     Executive shall notify the Company of any proposed activity which might violate the provisions of this Section 2.

     3.          Assignment.    This Agreement shall be binding upon the
Company and any successor thereto by merger, consolidation, sale of assets or otherwise. Executive's rights and obligations under this Agreement may not be assigned, pledged, hypothecated, or otherwise transferred or alienated in any way.

           4. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     5. Notices. Except as otherwise expressly provided herein, any notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or mailed, postage prepaid, and addressed to Executive at his last known address on the books of the Company or, in the case of the Company, to it at its main office, attention: President or to such other address as either party may specify to the other by written notice actually received.

     6. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, whether written or oral, with respect to the subject matter hereof, provided, however, that this Agreement shall not terminate or supersede any additional obligations of Executive pursuant to any other agreement with respect to confidentiality or any restrictions on the activities of Executive or the like.


     7. Amendment. This Agreement may be amended or modified only by a written instrument signed by Executive and by a duly authorized representative of the Company.

     8. Captions and Counterparts. The captions and headings in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     9. Governing Law. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of The Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.


     IN WITNESS WHEREOF, the Company and Executive have duly executed this Agreement as of the date first set forth above.


                              DYNAMICS RESEARCH CORPORATION


                              By:_____________________________



                              ________________________________
                              Albert Rand